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                                                                   Exhibit 99(b)


                          INVESTARK BANKSHARES, INC.


PROXY

        The undersigned hereby appoints Harry C. Erwin acting in the absence of the others, as attorney and proxy of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InvestArk Bankshares, Inc. ("InvestArk") to be held on June 14, 1994 at 10:00 a.m. local time at the First Stuttgart Bank and Trust Company building, 412 South Main, Stuttgart, Arkansas and at any adjournment or adjournments thereof and to vote all shares of stock of InvestArk held of record by the undersigend.

        1. Approval of the Agreement and Plan of Reorganization which provides for the merger of InvestArk Bankshares, Inc. into First United.

               FOR ____          AGAINST ____          ABSTAIN ____

        2. Approval of the election by InvestArk to be governed by the Arkansas Business Corporation Act of 1987.

               FOR ____          AGAINST ____          ABSTAIN ____

        3. In their discretion on such other matters as may properly come before the meeting.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  (Continued and to be signed on other side)





THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND ELECTION. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


DATED: ____________________                ______________________________
                                           Signature




                                           ______________________________
                                           Signature



Please sign exactly as name(s) appear(s) heron and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.


___ PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING